Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-4 of Croghan Bancshares, Inc. (the “Registration Statement”), of our report dated March 21, 2013, except for Note 17 as to which the date is July 29, 2013, relating to our audit of the consolidated financial statements of Indebancorp as of and for the years ended December 31, 2012 and 2011. We also consent to the references of our firm under the caption “Experts”.

/s/ BKD, LLP

BKD, LLP

Fort Wayne, Indiana
August 2, 2013